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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2001

DIGIMARC CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

000-28317 (Commission File Number)	94-3342784 (IRS Employer Identification No.)
19801 S.W. 72ND AVENUE, SUITE 100, TUALATIN, OREGON (Address of Principal Executive Offices)	97062 (Zip Code)

(503) 885-9699
(Registrant's Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS.

RISK FACTORS

Digimarc Corporation ("Digimarc" or the "Registrant") is the world leader in digital watermarking solutions. Digimarc's patented digital watermarking technology is used in a range of solutions for brand protection, brand management and security applications. From time to time Digimarc may report through its press releases and/or SEC filings, certain matters that would be characterized as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Certain of these risks and uncertainties are beyond management's control. This report contains statements which constitute forward-looking statements. These statements appear in a number of places in this report and include statements regarding the intent, belief or current expectations of the Registrant, its directors or its officers primarily with respect to the future operating performance of the Registrant. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. The accompanying information contained in this report including the information set forth below, identifies important factors that could cause such differences. The following factor supplements the other business and risk factors disclosed in the Registrant's Quarterly Report on Form 10-Q dated November 14, 2001 and Annual Report on Form 10-K dated March 22, 2001.

Uncertainties Associated with the Integration of Polaroid's ID Systems Business

        The acquisition of Polaroid's ID systems business involves a number of risks, including: assimilation by Digimarc of its largest acquisition to date which will require integration of new operations and personnel into Digimarc; the diversion of resources from our existing business to facilitate the integration of the ID systems business with our own and the transition of the ID systems business and operations away from reliance on Polaroid's business and operations; integration of the respective equipment, networks and technologies, financial and information systems and brand names of Digimarc and Digimarc ID Sytems, LLC ("DIDS"); combining different corporate cultures; coordination of geographically separated facilities and work forces; management challenges associated with the integration of Digimarc and DIDS; coordination of their respective sales, marketing and service development efforts; assimilation of new management personnel with disparate business backgrounds; and maintenance of standards, controls, procedures and policies. The process of integrating DIDS' operations, including its personnel, could cause interruption of, or loss in momentum in our current business and operating activities, and the business and operating activities of the business acquired.

        In connection with the acquisition, we may incur a one-time charge or capital expenditure associated with integrating the acquired business with our own. Such charge may include costs relating to the elimination of duplicate systems and facilities, possible severance and employee relocation, and other integration costs; building out DIDS' existing infrastructure; transitioning DIDS' from depending on Polaroid for business support processes; and consolidation of certain of DIDS' operations in the Fort Wayne facility. The aggregate amount of these expenses, if any, is not yet determinable, but could be significant. In addition, we cannot assure you that we will not incur additional charges in subsequent quarters to reflect costs associated with this acquisition or the integration of DIDS' operations. Adverse developments associated with our integration efforts that could increase such costs include unexpected employee turnover, unforeseen delays in addressing duplicate facilities and the associated costs of hiring temporary employees, delays in implementing new financial and information systems, and delays in transitioning DIDS' away from depending on Polaroid for business support processes. Costs associated with this acquisition, or liabilities and expenses associated with the operations of DIDS, that exceed our expectations, could materially affect our business, financial condition and results of operations.

        We cannot assure you that we will realize the synergistic, strategic and financial benefits sought through this acquisition. Although we view this acquisition as an opportunity to significantly enhance the security and usefulness of drivers' licenses and other ID systems products, we cannot assure you that we will be successful in combining our current technological applications and product offerings with that of DIDS or that such combined product offerings will be acceptable in the marketplace. Factors that could affect acceptance of such combined product offerings are changes in government regulations, and increased competition from DIDS' primary competitors who may develop superior technology that is accepted in the marketplace.

        In the course of the integration and transition effort, it is possible that we may discover facts or circumstances that were not known or apparent prior to the we executed the asset purchase agreement relating to the acquisition of DIDS or during our due diligence review of Polaroid's ID systems business.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2002.

DIGIMARC CORPORATION
By:	/s/ Bill Conwell
Bill Conwell Vice President, Intellectual Property

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RISK FACTORS
SIGNATURES